Exhibit 10.5

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Lionheart II Holdings, LLC

Exchangeable Promissory Note

Original Principal Amount: $500,000

Issuance Date: October 28, 2025

Number: MSPR-9

FOR VALUE RECEIVED, Lionheart II Holdings, LLC, an entity organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and Redemption Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, exchange, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (12). The Issuance Date is the date of the first issuance of this Exchangeable Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with a 10% original issue discount.

This Note is being issued pursuant to Section 2.01 of the Standby Equity Purchase Agreement, dated November 14, 2023 (as supplement by the supplemental agreement on June 26, 2025 (the “Supplemental Agreement”), and as further supplement by the second supplemental agreement on October 10, 2025, (the “Second Supplemental Agreement”), and as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between MSP Recovery, Inc. (“Parent”) and the YA II PN, Ltd., as the Investor (as supplemented by the Second Supplemental agreement dated October 10, 2025 (the “Second Supplemental Agreement”). This Note may be repaid in accordance with the terms of the SEPA, including, without limitation, pursuant to Investor Notices and corresponding Advance Notices (as defined in the SEPA) deemed given by the Parent in connection with such Investor

Notices (as defined in the SEPA). The Holder also has the option of exchanging on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Exchange Notices in accordance with Section 3 of this Note.

(1)
GENERAL TERMS
(a)
Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be March 1, 2027, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.
(b)
Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
(c)
[Reserved].
(d)
Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least three Trading Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) on the date the Redemption Notice is issued, the VWAP of the Common Shares is less than the Fixed Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the Redemption Premium (as defined below), plus all accrued and unpaid interest. After receipt of the Redemption Notice, the Holder shall have three Trading Days to elect to exchange all or any portion of the Note pursuant to the terms of this Note. On the fourth Trading Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to exchanges or other payments effected during the three Trading Day period.
(e)
Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2)
EVENTS OF DEFAULT.
(a)
An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)
The Company's failure to pay to the Holder any amount of Principal, Redemption Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after such payment is due;
(ii)
The Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;
(iii)
The Company or any Subsidiary of the Company shall default, in any of its obligations under any debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $5,000,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such indebtedness becomes or is declared due and payable;
(iv)
The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(v)
The Parent or any Subsidiary of the Parent shall be a party to any Change of Control Transaction (as defined in Section (12)) unless in connection with such Change of Control Transaction this Note is retired;
(vi)
The Parent’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement, at any time, of its intention not to comply with a request for Exchange of any Note into Common Shares that is tendered in accordance with the provisions of the Note;
(vii)
The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;
(viii)
The Parent’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;
(ix)
Any material representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(x)
Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;
(xi)
The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;
(xii)
Any Event of Default (as defined in the Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder; or
(xiii)
The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(xii)

hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.
(b)
During the time that any portion of this Note is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to exchange, on one or more occasions all or part of the Note in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after (x) an Event of Default or (y) the Maturity Date at the Exchange Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of exchange) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
(3)
EXCHANGE OF NOTE. This Note shall be exchangeable into Common Shares, on the terms and conditions set forth in this Section (3).
(a)
Exchange Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to exchange any portion of the outstanding and unpaid Exchange Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Exchange Price. The number of Common Shares issuable upon exchange of any Exchange Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Exchange Amount by (y) the Exchange Price. The Parent shall not issue any fraction of a share of Common Shares upon any exchange. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Shares, the Parent shall round such fraction of a share of Common Shares up to the nearest whole share. The Parent shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon exchange of any Exchange Amount.
(b)
Mechanics of Exchange.
(i)
Optional Exchange. To exchange any Exchange Amount into Common Shares on any date (a “Exchange Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the “Exchange Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of an Exchange Notice (the “Share Delivery Date”), the Parent shall (X) if legends are not required to be placed on certificates of Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for exchange and the outstanding Principal of this Note is greater than the Principal portion of the Exchange Amount being exchanged, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not exchanged. The Person or Persons entitled to receive the Common Shares issuable upon an exchange of this Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of an Exchange Notice.
(ii)
Parent’s Failure to Timely Exchange. If within three (3) Trading Days after the Company's receipt of an email copy of an Exchange Notice the Parent shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder's exchange of any Exchange Amount (a “Exchange Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exchange that the Holder anticipated receiving from the Parent (a “Buy-In”), then the Company or the Parent, as applicable, shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Price on the Exchange Date.
(iii)
Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Exchange Amount represented by this Note is being exchanged or (B) the Holder has provided the Company with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest exchanged and the dates of such exchanges or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon exchange.

(c)
Limitations on Exchanges.
(i)
Beneficial Ownership. The Holder shall not have the right to exchange any portion of this Note to the extent that after giving effect to such exchange, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exchange or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of an exchange hereunder, unless the exchange at issue would result in the issuance of Common Shares in excess of 9.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exchange hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is exchangeable shall be the responsibility and obligation of the Holder. If the Holder has delivered an Exchange Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exchange for the maximum Principal amount permitted to be exchanged on such Exchange Date in accordance with Section (3)(a) and, any Principal amount tendered for exchange in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
(ii)
Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Parent shall not issue any Common Shares upon exchange of this Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Parent may issue in a transaction in compliance with the Parent’s obligations under the rules or regulations of Nasdaq Stock Market LLC (the “Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Parent’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules of the Nasdaq.
(d)
Other Provisions.
(i)
All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.
(ii)
So long as this Note or any Other Notes remain outstanding, the Parent shall maintain available and reserve from its duly authorized share capital the maximum number of Common Shares issuable upon exchange of this Note and the Other Notes (assuming for purposes hereof that (x) this Note and such Other Notes are exchangeable at the Floor Price as of the date of determination, (y) any such exchange shall not take into account any limitations on the exchange of the Note or Other Notes set forth herein or therein (the “Required Reserve

Amount”), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than proportionally with respect to all Common Shares in connection with any exchange (other than pursuant to the exchange of this Note and the Other Notes in accordance with their terms) and/or cancellation, or reverse stock split. If at any time the number of Common Shares authorized but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Common Shares (other than the Note and the Other Notes) and (ii) Common Shares remaining available for issuance under the Parent’s equity incentive plans) is not sufficient to meet the Required Reserve Amount, the Parent will promptly take all corporate action necessary to propose to its general meeting of shareholders (or otherwise through shareholder approval) an increase of its authorized share capital necessary to meet the Parent’s obligations pursuant to this Note, recommending that shareholders vote in favor of such an increase. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon exchange of all the Notes and Other Notes then outstanding (assuming for purposes hereof that (x) the Notes are exchangeable at the Exchange Price then in effect, and (y) any such exchange shall not take into account any limitations on the exchange of the Note, other than the Floor Price then in effect but solely with respect to the Variable Price), the Parent will use commercially reasonable efforts to promptly call and hold a shareholder meeting (or otherwise obtain shareholder approval) for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap. The Parent covenants that, upon issuance in accordance with exchange of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.
(iii)
Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Parent’s failure to deliver certificates representing Common Shares upon exchange within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(iv)
Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. The Company has determined, in consultation with its counsel, that for the purposes of Rule 144(d)(1) the Common Shares to be issued to the Holder upon an exchange as contemplated herein should be deemed to have been acquired as of the Issuance Date, and any legal opinion required hereunder shall include the Holder's holding period of this Note. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Common Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e)
Adjustment of Exchange Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(f)
Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exchange of this Note, at the Holder's option, (i) in addition to the Common Shares receivable upon such exchange, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the exchangeability of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such exchange, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with exchange rights for the form of such consideration (as opposed to Common Shares) at an exchange rate for such consideration commensurate with the Exchange Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the exchange or redemption of this Note.
(g)
Whenever the Exchange Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Exchange Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(h)
In case of any (1) merger or consolidation of the Parent or any Subsidiary of the Parent with or into another Person, or (2) sale by the Parent or any Subsidiary of the Parent of more than one-half of the assets of the Parent in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(a)(xii), (B) exchange the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Note could have been exchanged immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible or exchangeable Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible or exchangeable Note shall have terms identical (including with respect to exchange) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion or exchange price applicable for the newly issued shares of preferred stock or debentures shall be based upon the amount of securities, cash and property that each Common Shares would receive in such transaction and the Exchange Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any exchange or redemption following such event. This provision shall similarly apply to successive such events.
(i)
Notwithstanding anything to contrary herein, in connection with any exchange of this Note into Common Shares as set forth herein, this Note shall be first converted into an equivalent number of Class B Common Units and Class V Common Stock (each as defined in Parent’s Second Amended and Restated Certificate of Incorporation (the “Parent Charter”)), and such Class B Common Units and Class V Common Stock shall then be immediately exchanged into Common Shares, as provided in the Amended and Restated Limited Liability Company Agreement of the Company and the Parent Charter.
(4)
REISSUANCE OF THIS NOTE.
(a)
Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following exchange or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
(b)
Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.
(c)
Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)
Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 5(4)(a) or Section 5(4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(5)
NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	MSP Recovery, Inc.
3150 SW 38th Avenue, Suite 1100 Miami, Florida 33146
Attn: John Ruiz, CEO Frank Quesada, CLO
E-mail: jruiz@msprecovery.com, fquesada@msprecovery.com

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6)
Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Shares or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.
(7)
This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent exchanged for Common Shares in accordance with the terms hereof.
(8)
CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL
(a)
Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)
Jurisdiction; Venue; Service.
(i)
The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii)
The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)
Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the

Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)
The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.
(v)
Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(c)
THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
(9)
If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(10)
Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.
(11)
If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(12)
CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a)
“Bloomberg” means Bloomberg Financial Markets.
(b)
“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
(c)
“Buy-In” shall have the meaning set forth in Section (3)(b)(ii).
(d)
“Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).
(e)
“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.
(f)
“Closing Price” means the price per share in the last reported trade of the Common Shares on a Primary Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.
(g)
“Commission” means the Securities and Exchange Commission.
(h)
“Common Shares” means the shares of Class A common stock, par value $0.0001, of the Parent and stock of any other class into which such shares may hereafter be changed or reclassified.
(i)
“Company” shall have the meaning set forth in the Recitals.
(j)
“Corporate Event” shall have the meaning set forth in Section (3)(f).
(k)
“DTC” shall have the meaning set forth in Section (3)(b)(i).
(l)
“Event of Default” shall have the meaning set forth in Section (2).
(m)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)
“Exchange Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be exchanged, redeemed or otherwise with respect to which this determination is being made.
(o)
“Exchange Date” shall have the meaning set forth in Section (3)(b)(i).
(p)
“Exchange Failure” shall have the meaning set forth in Section (3)(b)(ii).
(q)
“Exchange Notice” shall have the meaning set forth in Section (3)(b)(i).
(r)
“Exchange Price” means, as of any Exchange Date or other date of determination the lower of (i) $2.00 per Common Share (the “Fixed Price”), or (ii) 95% of the lowest daily VWAP during the 7 consecutive Trading Days immediately preceding the Exchange

Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Exchange Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.
(s)
“Floor Price” solely with respect to the Variable Price, shall mean $0.50 per share. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amounts set forth in a written notice to the Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.
(t)
“Fundamental Transaction” means any of the following: (1) the Parent effects any merger or consolidation of the Parent with or into another Person and the Parent is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Parent for the purpose of redomiciling the Parent), (2) the Parent effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Parent or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Parent effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.
(u)
“Holder” shall have the meaning set forth in the Recitals.
(v)
“Interest” shall have the meaning set forth in the Recitals.
(w)
“Issuance Date” shall have the meaning set forth in the Recitals.
(x)
“Note” shall have the meaning set forth in the Recitals.
(y)
“Other Notes” means any other notes issued pursuant to the SEPA and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.
(z)
“Parent” shall have the meaning set forth in the Recitals.
(aa)
“Periodic Reports” shall mean the Parent’s (i) Annual Reports on Form 10-K each fiscal year end, (ii) any quarterly report to be filed on Form 10-Q and (iii) all other reports required to be filed by the Parent with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K) for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.
(bb)
“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(cc)
“Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.
(dd)
“Principal” shall have the meaning set forth in the Recitals.
(ee)
“Redemption Premium” means 10% of the Principal amount being redeemed.
(ff)
“Registration Rights Agreement” means the registration rights agreement entered into between the Parent and the Holder on November 14, 2023.
(gg)
“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
(hh)
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ii)
“SEPA” shall have the meaning set forth in the Recitals.
(jj)
“Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).
(kk)
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
(ll)
“Trading Day” means a day on which the Common Shares are quoted or traded on a Primary Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.
(mm)
“Transaction Document” means, each of, the Other Notes, the SEPA, the Supplemental Agreement, the Second Supplemental Agreement, the Registration Rights Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.
(nn)
“Underlying Shares” means the Common Shares issuable upon exchange of this Note or as payment of interest in accordance with the terms hereof.
(oo)
“VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Parent have caused this Exchangeable Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
LIONHEART II HOLDINGS, LLC

By:
Name: John H. Ruiz
Title: Authorized Representative

PARENT:
MSP RECOVERY, INC.

By:
Name: John H. Ruiz
Title: CEO

EXHIBIT I
EXCHANGE NOTICE

(To be executed by the Holder in order to Exchange the Note)

TO: LIONHEART II HOLDINGS, LLC

Via Email:

The undersigned hereby irrevocably elects to exchange a portion of the outstanding and unpaid Exchange Amount of Note No. MSPR-9 into Common Shares of MSP RECOVERY, INC., according to the conditions stated therein, as of the Exchange Date written below.

Exchange Date:
Principal Amount to be Exchanged:
Accrued Interest to be Exchanged:
Total Exchange Amount to be Exchanged:
Fixed Price:
Variable Price:
Applicable Exchange Price:
Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title: